UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2025
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Asana, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39495	26-3912448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Folsom Street,	Suite 100
San Francisco,	CA	94107
(Address of Principal Executive Offices)		(Zip Code)
(415) 525-3888
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	ASAN	New York Stock Exchange
Long-Term Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On June 25, 2025 the Board of Directors (the “Board”) of Asana, Inc. (the “Company”) announced the planned appointment of Mr. Daniel Rogers as the Company’s Chief Executive Officer and a member of the Board, both effective July 21, 2025. Mr. Rogers will serve on the Board as a Class III director, until the Company’s 2026 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. As an employee-director, Mr. Rogers will not serve on any committees of the Board, nor receive any additional compensation as a director. Effective as of the time of Mr. Rogers’ appointment, the Board approved an increase to the size of the Board to ten members.

Mr. Rogers, age 48, has served as Chief Executive Officer at Catamorphic Co. (also known as LaunchDarkly), a software development platform since February 2023. Previously, Mr. Rogers served as President at Rubrik, a cloud data management and data security company, leading the Products, GTM Strategy, Product Line Sales, Marketing, Strategic Alliances & Corp Development functions, from March 2020 to February 2023. From July 2016 to March 2020, Mr. Rogers was the Chief Marketing Officer of ServiceNow, a cloud computing platform for the creation and management of automated business workflows. Mr. Rogers has also held senior roles at Symantec, Salesforce, Amazon, and Microsoft. Mr. Rogers holds an MBA from Harvard Business School where he graduated as a Baker Scholar and a BSc in Economics from the University of Birmingham.

Pursuant to Mr. Rogers’ offer letter, he will receive an annual base salary of $650,000 and be eligible to earn an annual target bonus of $650,000. The actual annual bonus may range from 0% to 150% based on the achievement of performance targets. For fiscal 2026, Mr. Rogers’ annual bonus is guaranteed at $650,000, prorated based on the number of days he is employed by the Company during fiscal 2026. Mr. Rogers will also receive a number of restricted stock units (“RSUs”) with a total grant date value of $18,200,000 and a target number of performance-based restricted stock units (“PSUs”) with a total grant date value of $16,800,000. The number of RSUs and target number of PSUs to be granted will be calculated based on the average closing share price of the Company’s Class A Common Stock on each trading day for the month of June 2025. The maximum number of PSUs eligible to vest shall be equal to 200% of the target number of PSUs. The RSUs and PSUs will both be subject to the terms and conditions applicable to RSUs and PSUs granted under the Company’s 2020 Equity Incentive Plan and the applicable award agreements that Mr. Rogers will be required to sign as a condition of the grants.

The RSUs will vest over three years as follows: 40% of the RSUs will vest on the first anniversary of the vesting commencement date (as approved by the Board, the “VCD”), and the remainder of the RSUs will vest in eight equal quarterly installments over the remaining two-year period (7.5% each installment) beginning on the date that is three months following the first anniversary of the VCD, in each case, subject to Mr. Rogers’ continuous service through the applicable vesting date.

The PSU grant will be eligible to vest in three tranches based on revenue growth (weighted at 20%) and relative total shareholder return (“rTSR”) (weighted at 80%) as follows: the first 20% of the maximum number of PSUs shall be eligible to vest based on revenue growth and rTSR over the first four quarters following the grant date, an additional 40% of the maximum number of PSUs shall be eligible to vest based on revenue growth and rTSR over the next four quarters following the first anniversary of the grant date, and the remaining 40% of the maximum number of PSUs shall be eligible to vest based on revenue growth and rTSR over the next four quarters following the second anniversary of the grant date, and in each case, such quarterly periods need not coincide with the Company’s fiscal year. With respect to the target number of PSUs in each tranche, performance below the 25th percentile will result in 0% vesting, performance at the 25th percentile will result in 50% vesting, performance at the 50th percentile will result in 100% vesting, and performance at the 75th percentile or above will result in 200% vesting, with linear interpolation between performance levels, and in each case, subject to Mr. Rogers’ continuous service through the applicable vesting date.

Pursuant to Mr. Rogers’ offer letter, in the event his employment is terminated without cause, and outside of the change in control period (i.e., the period beginning three months prior to the date on which a change in control becomes effective and ending eighteen months following the effective date of such change in control), Mr. Rogers is entitled to receive, subject to, among other things, the execution and delivery of an effective release of claims in the Company’s favor, (i) a lump sum cash payment equal to his annual base salary, (ii) a pro rata bonus for the fiscal year in which the termination date occurs based on actual performance and the number of days he is employed by the Company during such fiscal year, (iii) a lump sum cash payment equal to twelve months of the Company’s contribution towards health insurance premiums, (iv) the pro rata accelerated vesting of his initial award of restricted stock units calculated by dividing the number of completed months of his continuous service by 36 and (v) any then-outstanding unvested PSUs (or other performance awards) will be forfeited without consideration.

Mr. Rogers’ offer letter also provides that upon a termination of his employment by the Company without cause, or his resignation for good reason, in either case, within the change in control period (i.e., the period beginning three months prior to the date on which a change in control becomes effective and ending eighteen months following the effective date of such change in control), he will be entitled to receive, in lieu of the payments and benefits above and subject to, among other things, the execution and delivery of an effective release of claims in the Company’s favor, (i) a lump sum cash payment equal to one and one-half times the sum of his (a) annual base salary plus (b) target annual bonus, (ii) a lump sum cash payment equal to 18 months of the Company’s contribution towards health insurance premiums, (iii) the full accelerated vesting of any then-outstanding unvested RSUs (or other time-based awards) and (iv) solely with respect to a termination during the change in control period that occurs on or prior to a change in control, any then-outstanding unvested PSUs (or other performance awards) will accelerate (at the greater of actual and target performance levels) and be fully vested.

Mr. Rogers’ offer letter also provides that if his continuous service is terminated due to his death or disability, then (i) 100% of the unvested RSUs (or other time-based equity awards) held by him immediately prior to such termination will vest immediately on the termination date and (ii) the Company will provide him and/or his covered dependents, as applicable, continued health and medical insurance coverage for a period of 12 months following the termination date.

As a condition of Mr. Rogers’ employment with the Company, he has agreed to maintain the confidentiality of the Company’s confidential information and be bound by the Company’s standard form of Confidential Information and Invention Assignment Agreement.

The Company will also enter into its standard form of indemnification agreement with Mr. Rogers, the form of which was filed as Exhibit 10.1 to the Company’s Form 10-K for the fiscal year ended January 31, 2025.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions and agreements contained in Mr. Rogers’ offer letter, and is subject to and qualified in its entirety by reference to the complete text of the offer letter, a copy of which is filed as Exhibit 10.1 hereto.

There are no arrangements or understandings between Mr. Rogers and any other persons pursuant to which he was appointed as a director or an executive officer of the Company. There are no family relationships between Mr. Rogers and any other director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.

Retirement of Dustin Moskovitz as President and Chief Executive Officer upon the Appointment of His Successor

Mr. Dustin Moskovitz, the current President and Chief Executive Officer of the Company, will retire from his position as President and Chief Executive Officer in connection with the appointment of Mr. Rogers as the Chief Executive Officer of the Company, effective July 21, 2025. Mr. Moskovitz will transition on such date to a non-employee director and continue to serve on the Board as a Class I director and Chair of the Board. As a non-employee director, he will be eligible to receive compensation for his service as a director in accordance with the Company’s Non-Employee Director Compensation Policy.

Item 7.01     Regulation FD Disclosure.

The press release issued on June 25, 2025, announcing Mr. Rogers’ appointment as the Chief Executive Officer of the Company and the retirement of Mr. Moskovitz from his position as President and Chief Executive Officer, as disclosed above, is attached hereto as Exhibit 99.1.

The information furnished under this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter between Daniel Rogers and the Registrant, dated June 23, 2025.
99.1	Press Release, dated June 25, 2025, entitled “Asana Names Dan Rogers as Chief Executive Officer.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASANA, INC.

Dated: June 25, 2025	By:	/s/ Eleanor Lacey
Eleanor Lacey
General Counsel & Corporate Secretary